Exhibit 99.2

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V29014-S77255-S82664 FNCB BANCORP, INC. C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS PO BOX 1342 BRENTWOOD, NY 11717 FNCB BANCORP, INC. 1. To approve the Agreement and Plan of Merger, dated as of September 27, 2023 (the "Merger Agreement"), by and between Peoples Financial Services Corp. ("Peoples") and FNCB Bancorp, Inc. ("FNCB"), and the other transactions contemplated by the Merger Agreement, pursuant to which FNCB will merge with and into Peoples, as more fully described in the accompanying joint proxy statement/prospectus. 2. To approve, on an advisory (non-binding) basis, the merger-related compensation payments that will or may be paid to the named executive officers of FNCB in connection with the transactions contemplated by the Merger Agreement, as more fully described in the accompanying joint proxy statement/prospectus. 3. To adjourn the Special Meeting of Shareholders, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment, there are not sufficient votes to approve the FNCB merger proposal set forth in Proposal 1 or to ensure that any supplement or amendment to the accompanying joint proxy statement/prospectus is timely provided to holders of FNCB common stock. The Board of Directors recommends you vote FOR Proposal 1: The Board of Directors recommends you vote FOR Proposal 2: The Board of Directors recommends you vote FOR Proposal 3: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Please “X” here if you plan to attend the Special Meeting For Against Abstain For Against Abstain For Against Abstain ! ! ! ! ! ! ! ! ! ! ! Yes No VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on March 21, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. DURING THE MEETING - Go to www.virtualshareholdermeeting.com/FNCB2024SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on March 21, 2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw

V29015-S77255-S82664 Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders to be Held on March 22, 2024 FNCB BANCORP, INC. Special Meeting of Shareholders March 22, 2024 10:00 AM EST This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) James M. Bone, Jr., Mary G. Cummings, and Stephanie A. Westington, or any of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of FNCB BANCORP, INC. that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders to be held at 10:00 AM EST on March 22, 2024, at www.virtualshareholdermeeting.com/FNCB2024SM and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. In their discretion, the proxies set forth above are authorized to vote upon such other business as may properly come before the Special Meeting of Shareholders. Continued and to be signed on reverse side